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                                                                Exhibit 10.14

                         MANAGEMENT CONSULTING AGREEMENT


                  THIS MANAGEMENT CONSULTING AGREEMENT (the "Agreement") has been entered into by and between IT Staffing, Ltd., an Ontario company having its principal place of business at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 Canada (the "Company") and Robert M. Rubin, an individual residing at 6060 Kings Gate Circle, Delray Beach, Florida ("Rubin"), reflecting the agreement between the Company and Rubin as of May 7, 1998.

                  WHEREAS, Rubin possesses significant expertise in analyzing and addressing management requirements, identifying and structuring strategic alliances and mergers and acquisitions, negotiating purchase and merger agreements and certain other areas of strategic planning;

                  WHEREAS, the Company desires to avail itself of the services of Rubin, and Rubin desires to provide to the Company the benefit of such services; and

                  WHEREAS, the Company and Rubin expect to benefit from the carrying out of the subject matter of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Rubin hereby agree as follows:

                  1. Engagement. The Company hereby engages Rubin and Rubin accepts such engagement and agrees to use his best efforts in a good and businesslike manner to provide services to the Company in accordance with the terms of this Agreement.

                  2. Nature of Services. Upon the request of the Company, Rubin shall render assistance to the Company by (a) analyzing and addressing the Company's management requirements; (b) developing strategic initiatives and related industry partnerships, including providing assistance with respect to acquisitions, joint ventures, and strategic business alliances; (c) assisting with the negotiation of contracts between the Company and its customers; (d) meeting with and advising the Company's board of directors at the request of the Board at least 1 time per quarter; and (e) conduct certain interviews relating to the Company's New York office.

                  3. Term. The term of this Agreement shall commence as of May 7, 1998, and continue for a period of sixty (60) months.

                  4. Remuneration. The consideration to be paid by the Company to Rubin for services to be rendered hereunder shall be as follows:

                           (i) The Company shall immediately issue to Rubin an
option to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $2.10 (U.S.) per share. Such options shall be exercisable for a period of seven years from the date of issuance and shall not


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be adjusted for the forward stock split contemplated for July 1998.

                           (ii) The Company shall pay to Rubin an annual
consulting fee of $80,000 per year throughout the Term of this Agreement. Such payments shall be payable quarterly commencing six months from the date of this Agreement.

                           (iii) In the event that Rubin is instrumental in
introducing the Company to a particular merger or acquisition candidate, if upon the closing of a merger or acquisition with such candidate there results in an increase in the Company's revenues or pre-tax profits of at least 25%, the Company and Rubin agree to mutually arrive at a fair arrangement to provide for extra compensation.

                  5. Resale Restriction. Rubin agrees that he will not sell any shares of the Company's Common Stock (received in connection with the exercise of the options) for a period of two years from exercise without the Company's prior written consent.

                  6. Reimbursement of Expenses. The Company shall reimburse Rubin for his out-of-pocket expenses incurred in the performance of his services hereunder, including all costs associated with travel to the Company.

                  7. Status of Rubin. The services of Rubin provided pursuant to this Agreement shall be performed for the benefit of the Company by Rubin in the capacity of an independent contractor. Rubin shall not be considered, at any time that this Agreement is in force, to be an employee of the Company.

                  8. Confidentiality. Rubin will not at any time disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; provided, however, that the foregoing shall not apply to information that is not unique to the Company or that is or becomes through no fault of Rubin generally known to the industry or the public. All files and records relating to the Company compiled by Rubin shall be the property of the Company and shall be returned to the Company upon termination of this Agreement.

                  9. Waiver of Rights. The failure of either party to insist, in one or more instances, upon the performance of any of the terms, covenants, agreements, or conditions of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of such party's right to insist upon the future performance of such term, covenant, agreement, or condition, or to the future exercise of any such right, and the obligations of the other party with

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respect to such future performance shall continue in full force and effect.

                  10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect as if the invalidated provision had not been included herein.

                  11. Notices. Any notice required or desired to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by facsimile transmission or three (3) days after it is deposited in the mail to the addresses set forth below, or at such subsequent address provided by the parties:

                  If to Rubin:              Robert M. Rubin
                                            6060 Kings Gate Circle
                                            Delray Beach, Florida

                  If to the Company:        IT Staffing Ltd.
                                            55 University Avenue, Suite 505
                                            Toronto, Ontario M5J 2H7 Canada
                                            Attn: Declan French

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties regarding services to be furnished to the Company by Rubin, and any and all prior agreements and/or understandings relating thereto are superseded in their entirety by this Agreement.

                  IN WITNESS WHEREOF, the Company and Rubin have executed this Agreement as of the date and year first above written.

                                           IT STAFFING LTD.


                                           -----------------------------------
                                           By:
                                           Title:


                                           /s/ Robert M. Rubin
                                           -----------------------------------
                                           Robert M. Rubin

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